TULLIUS TAYLOR SARTAIN & SARTAIN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of Driver Select, Inc. of our report dated November 26, 2006, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

December 18, 2006

Tullius Taylor Sartain & Sartain LLP•  Certified Public Accountants • Member of CPAmerica • www.ttsscpa.com
3425 N. Futrall Dr. • Suite 100 • Fayetteville, Arkansas • 72703-4820 • 479 521-9191 • FAX 479 521-2817